Exhibit 10.8

FIRST AMENDMENT OF COMMERCIAL REAL ESTATE LEASE

THIS FIRST AMENDMENT TO COMMERCIAL REAL ESTATE LEASE (“First Amendment”) is made to be effective the 26th day of March, 2018 (the “Effective Date”), by and between JMHLS, LLC, a Washington Limited Liability Company (“Landlord”), and Coastal Community Bank (“Tenant”).

RECITALS

WHEREAS, Landlord and Tenant entered into a Commercial Real Estate Lease, dated June 4, 2008 (the “Lease”), whereby Landlord agreed to lease certain commercial real property (the “Premises”) to Tenant;

WHEREAS, the Premises is commonly known as the Silver Lake Office located at 10520 19th Ave SE, Everett, Washington; and

WHEREAS, the Lease had an initial term of ten (10) years. The initial term is set to expire on June 30, 2018. Section 2.2 of the Lease granted Tenant four (4) five-year extension options. Tenant hereby exercises the first and second of the four extension options, which will extend the term of the Lease to June 30, 2028.

NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is expressly acknowledged, the parties hereby agree as follows:

AGREEMENT

1. Lease Term. The original term of the lease expires on June 30, 2018. Tenant desires to exercise the first and second of four extension options, extending the term of the Lease for ten (10) additional years. The extended term of the Lease shall expire on June 30, 2028. The Tenant shall have the option to exercise the third and fourth extensions for an additional five (5) years each.

2. Rent. For the purpose of complying with applicable regulations, the parties examined the current market conditions to determine whether setting the extension period’s minimum rent as directed by Section 2.2 of the Lease would be consistent with current fair market value. As a result of this examination, the parties determined that setting the minimum rent according to Section 2.2 would likely result in a rate higher than fair market value. The parties’ analysis determined that a rate of monthly minimum rent reflecting fair market value would equal Fifteen Thousand One Hundred Fifty & No/100 Dollars ($15,150.00). Accordingly, for the period of July 1, 2018 through June 30, 2019, the monthly minimum rent shall be $15,150. Beginning with the July 2019 monthly minimum rent payment – and annually thereafter for the term of this extension – the monthly minimum rent shall be adjusted by an amount equivalent to the change in the All Urban Consumers (CPI-U) US city average as measured on a year-over-year basis for the month of April. Based on the parties’ examination of the Premises and the current market conditions, the parties believe that a monthly minimum rent rate of $15,150.00 is that same rate that would be produced by an arms-length negotiation, without either party receiving preferential terms.

3. Renewal Provisions. The Tenant’s extension options set forth in Section 2.2 of the Lease shall remain in effect for this extension. The parties acknowledge that Tenant has two (2) five-year extension options remaining.

4. Estoppel. Landlord hereby represents and warrants that no event of default by Tenant under the Lease exists as of the date hereof, nor has any event occurred which, with the passage of time or the giving of notice, or both, would constitute an event of default by Tenant.

5. Remaining Lease Provisions. To the extent that this First Amendment modifies or is inconsistent with the Lease as modified, the terms of this First Amendment shall control. All other provisions of the Lease as modified are to remain in full force and effect.

6. Counterparts. This First Amendment may be executed in two or more counterparts, each of which when executed and delivered to the other parties will be deemed to be an original and all of which, taken together, will be deemed the same instrument.

7. Modifications. Any alteration, change or modification of or to the Lease as amended hereby, in order to become effective, shall be made by written instrument or endorsement thereon and in each such instance executed on behalf of each party hereto.

[signature page to follow]

IN WITNESS WHEREOF, this First Amendment of Commercial Real Estate Lease has been signed to be effective on the Effective Date.

LANDLORD
JMHLS, LLC

/s/ John M. Haugen, Jr.
By: John M. Haugen, Jr.
Its: Managing Member

TENANT
COASTAL COMMUNITY BANK

/s/ Eric Sprink
By: Eric Sprink
Its: President/CEO

LANDLORD

STATE OF WASHINGTON	)
) ss.
COUNTY OF SNOHOMISH	)

I certify that I know or have satisfactory evidence that John M. Haugen, Jr. is the person who appeared before me, and said person acknowledged that they signed this instrument as the Managing Member of JMHLS, LLC, to be the free and voluntary act of such company for the uses and purposes mentioned in the instrument.

DATED March 26, 2018

/s/ John D. Weber
[print name] John D. Weber NOTARY PUBLIC in and for the State of Washington My Commission Expires: 10/05/2021

TENANT

STATE OF WASHINGTON	)
) ss.
COUNTY OF SNOHOMISH	)

I certify that I know or have satisfactory evidence that Eric Sprink is the person who appeared before me, and said person acknowledged that they signed this instrument as the President/CEO of Coastal Community Bank, to be the free and voluntary act of such company for the uses and purposes mentioned in the instrument.

DATED March 26, 2018

/s/ Tyler Ferguson
[print name] Tyler Ferguson NOTARY PUBLIC in and for the State of Washington My Commission Expires: 8/19/2021

4